Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement of Lirum Therapeutics, Inc. on Form S-1 to be filed on or about March 11, 2024 of our report dated March 11, 2024, on our audits of the financial statements as of December 31, 2023 and 2022 and for each of the years then ended. We also consent to the reference to our firm under the caption “Experts” in this Registration Statement.

/s/ EisnerAmper LLP

EISNERAMPER LLP

Iselin, New Jersey

March 11, 2024